EXHIBIT 10.c

                               MARKETING AGREEMENT

         THIS AGREEMENT, entered into this 8 day of October, 1997 between AND JUSTICE FOR ALL, INC., d/b/a LEGAL CLUB OF AMERICA (hereinafter referred to as "CLUB"), a Florida corporation having its principal office at 1500 N.W. 62nd Street, Suite 404, Ft. Lauderdale, Florida 33309; and PROTECTIVE LIFE INSURANCE CORPORATION (hereinafter referred to as "PLICO"), having its corporate headquarters located at 2801 HIGHWAY 280 SOUTH, BIRMINGHAM, ALABAMA 35223

         WHEREAS, CLUB offers memberships to the public, whereby persons may pay a monthly fee and receive legal services from participating attorneys at a CLUB predetermined price;

         WHEREAS, CLUB enters into agreements with participating attorneys to provide legal services to CLUB members at CLUB predetermined prices;

         WHEREAS, CLUB wishes to market and sell its proprietary services to the public, and to enroll additional CLUB members, and the parties have agreed upon the terms under which PLICO shall market these services on CLUB'S behalf; and

         WHEREAS, PLICO and CLUB agree to the following terms for this specific case marketing Agreement, all as set forth below;

         NOW, THEREFORE, for good and valuable considerations, the receipt and adequacy of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

         1. PLICO agrees to use its best efforts to market and sell CLUB memberships during the Term (as set forth below). CLUB does and shall continue to market such memberships itself and through other parties, and PLICO shall not have any exclusive marketing rights or any exclusive territory.

         2. PLICO is an independent contractor of CLUB, and is solely responsible for the time, manner and place of performance of its duties under this Agreement.

         3. PLICO shall continuously appoint a representative to act as liaison to CLUB; initially, this shall be Steve Klister.

         TERM

         4. The Term of this Agreement shall coincide with the terms in the original Direct Marketing Agreement signed between the parties.

         MARKETING ,  SALES AND COMPENSATION

         5. PLICO shall conduct telemarketing targeting the lists of leads to be provided weekly by CLUB to sell CLUB'S legal services plan. Said lists shall include names, addresses, and telephone numbers of individuals that contact a televised infomercial unrelated to CLUB'S programs. PLICO is responsible for any and all costs associated with said telemarketing program. Said costs may include telemarketing service representative costs, toll charges, literature and advertising brochures, and other related items associated with the effort.

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         6. PLICO shall submit all printed and scripted marketing materials to
CLUB for its approval of their compliance with CLUB'S policies as reasonably promulgated from time to time, including but not limited to regulations applicable to marketing efforts, advertising, collections and other matters.

         7. CLUB shall review all marketing prior to dissemination and shall have final approval for any and all marketing pieces regardless of the marketing technique used.

         8. Upon enrolling new CLUB members, PLICO shall remit all new enrollee information in a computer compatible format on a weekly basis.

         9. PLICO shall bill and collect the price of membership, and subsequent membership in CLUB from each new enrollee. PLICO shall remit to CLUB the ongoing monthly member service charges within thirty (30) days of the end of each month for the number of net members calculated monthly. The final price of membership shall be agreed upon by the parties in advance of any marketing in order to maintain regulatory compliance.

         10. PLICO shall remit to CLUB the one time fulfillment fee of $1.85 per new member enrollment within thirty (30) days of the end of the first new month of membership. Said fulfillment fee becomes due and payable upon actual fulfillment by CLUB regardless of any subsequent cancellation of membership.

         11. PLICO shall remit to CLUB monthly member service charges. Said charges shall be one dollar per month plus twenty percent of the total monthly amount to be collected by PLICO for each membership. (i.e. $1.00 plus $1.80=$2.80 per month based upon 20% of an $8.99 monthly membership fee per member)

         FULFILLMENT

         12. CLUB shall provide fulfillment services to all CLUB members enrolled by PLICO as remitted to CLUB. Fulfillment services consist of processing and databasing all new enrollees, providing attorney information, packaging, and mailing a new member kit consisting of a welcome letter, membership card, Planmember Guidebook, Last Will and Testament Questionnaire, and Legal Check Up and Fact Sheet.

         CUSTOMER SERVICE

         13. CLUB shall provide ongoing customer service through a toll-free telephone number to all CLUB members enrolled by PLICO on weekdays from nine o-clock a.m. (9:00 a.m.) until eight o-clock p.m. (8:00 p.m.)EST.

         14. Customer service provided by CLUB shall include servicing all member inquiries, attorney re-assignments, and other non-billing member related services. All billing related inquiries to CLUB from PLICO enrolled members shall be referred to PLICO offices.

         15. Except as otherwise provided in this Agreement, any dispute between or among the parties, including but not limited to any claim based or arising from any alleged tort or contract, shall be resolved


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by arbitration in accordance with the Commercial Arbitration Rules of the
American Arbitration Association.

         16. The parties hereby agree if any provision of this Agreement is held to be invalid or unenforceable, all other provisions shall nevertheless continue in full force and effect.

         17. The parties hereby agree that modification and waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be construed as a waiver of any subsequent default or breaches of the same or similar nature.

         18. The parties hereby agree that this Agreement contains the entire understanding of the parties. There are no representations, covenants, warranties or undertakings other than those expressly set forth in this agreement.

         19. This Agreement shall be binding on and inure to the benefit of the respective parties hereto and their successors and assigns.

         20. All references to gender or number in this Agreement shall be deemed interchangeably to have a masculine, feminine, neuter, singular or plural meaning, as the sense of the text requires.

         IN WITNESS WHEREOF, this Agreement has been executed and delivered in the manner prescribed by law on the date first written above.

BY:                                    BY: /s/ Charles R. Misasi
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   WITNESS                                PLICO OFFICER SIGNATURE

                                       BY: /s/ Charles R. Misasi, Vice President
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                                          PRINT NAME / TITLE

                                          [CORPORATE SEAL]


       WITNESS                         AND JUSTICE FOR ALL, INC.

BY: /s/ MARCI RUBIN                    BY: /s/ BRETT MERL
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                                          [CORPORATE SEAL]